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                                                                    Exhibit J(2)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 15, 2001, relating to the financial statements and financial highlights which appear in the April 30, 2001 Annual Reports to Shareholders of Cambiar Opportunity Portfolio, Chicago Asset Management Value/Contrarian Portfolio, Clipper Focus Portfolio, MJI International Equity Portfolio, Pell Rudman Mid-Cap Growth Portfolio, PIC Twenty Portfolio, Sirach Growth II Portfolio and TJ Core Equity Portfolio, eight of the portfolios constituting UAM Funds Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
July 27, 2001